UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2019

QURATE RETAIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Series A common stock	QRTEA	The Nasdaq Stock Market LLC
Series B common stock	QRTEB	The Nasdaq Stock Market LLC

Item 2.02. Results of Operations and Financial Condition.

On May 9, 2019,  Qurate Retail, Inc. (the “Company”) issued a press release (the “Earnings Release”) setting forth information, including financial information, which is intended to supplement the financial statements and related Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2019.

This Item 2.02 and the Earnings Release attached hereto as Exhibit 99.1, insofar as they disclose historical information regarding the Company's results of operations or financial condition for the quarter ended March 31, 2019, are being furnished to the SEC.

Item 7.01. Regulation FD Disclosure.

On May 7, 2019, the Company announced that its Executive Chairman, Greg Maffei, will be presenting at the Moffett Nathanson Media and Communications Summit, on Tuesday, May 14th at 4:00 p.m., E.D.T. at the Parker New York in New York City. During his presentation, Mr. Maffei may make observations regarding the Company's financial performance and outlook, as well as other forward looking matters.

The information in this Item 7.01 and the press release attached hereto as Exhibit 99.2 are being furnished to the SEC and shall not be deemed "filed" for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Earnings Release, dated May 9, 2019.
99.2	Press Release, dated May 7, 2019, regarding Mr. Maffei’s presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2019

QURATE RETAIL, INC.

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President